ASSIGNMENT OF CONVERTIBLE DEBENTURE

This Assignment of Convertible Debenture is entered into as of December 8, 2010, by and among Jason Christian Eck (“Eck”), Thrive World Wide, Inc., a Nevada corporation (“Borrower”), Greystone Capital Partners, Inc., a Nevada corporation (“GCP”) and IIG Management LLC, a Delaware limited liability company (collectively with GCP, each a “Buyer” and together the “Buyers”).

WHEREAS, on or about August 17, 2009, Eck loaned the Borrower $478,450.93 as evidenced by a demand promissory note (the “Note”)

WHEREAS, on or about December 2, 2009, the Note was amended and restated with an aggregate principal amount of $478,450.93, including accrued interest though such date, as evidenced by a convertible debenture in the principal amount of $478,450.93, bearing interest at the rate of 7.5% per annum (the “Debenture”); and

WHEREAS, as of December 8, 2010, the principal balance outstanding on the Debenture is $478,450.93 (the “Outstanding Principal”), and the accrued but unpaid interest on the Debenture aggregates $52,629.90 (the “Accrued Interest”); and

WHEREAS, pursuant to documentation executed in connection herewith, the Buyers have agreed to purchase the Debenture from Eck in equal amounts; and

WHEREAS, in conjunction therewith, Eck will assign the Debenture to Buyers, severally and not jointly;

NOW, THEREFORE, for good and valuable consideration, Eck and Buyers agree as follows:

1.         Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Eck and Eck agrees to sell to Buyer the Debenture.

2.         Consideration. The consideration to be paid by each Buyer to Eck for the Debenture shall be $37,500 ($75,000 in the aggregate) (the “Purchase Price”), payable upon execution of this Agreement (the “Closing Date”).

3.         Purchase and Sale.

Effective upon the Closing, and subject to and conditioned upon the terms, covenants, limitations, and conditions contained herein, Eck hereby sells, transfers, and assigns to Buyers in equal amounts, and Buyers hereby purchase and accept from Eck, in each case on and as of the Closing Date, all of Eck’s right, title and interest, in, to the Debenture.

Buyers shall assume, at the Closing, all of the obligations of Eck under or in connection with the Debenture, of every kind or nature whatsoever, existing on the date of Closing or arising thereafter.

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If Eck receives any payments from the Borrower with respect to the Debenture after the Closing, Eck will immediately forward those payments to Buyer in equal amounts.

5.         Eck’s Closing Obligations. In connection with the Closing, Eck shall deliver to the Escrow Agent (as defined in the Escrow Agreement”) the following documents (collectively “Eck’s Closing Documents”):

(a)     The original Debenture;

(b)     The Acknowledgement, Agreement and Consent, attached as a signature page hereto;

(c)     An Assignment and Assumption of Convertible Debenture, in the form attached hereto as Exhibit B, duly executed by Eck, assigning and transferring to Buyers all of Eck’s rights and interests in and to the Debenture, and assumption of the same by Buyers; and

(d)     Any other documents reasonably required by Buyers to effect the transactions contemplated hereunder.

6.         Buyers’ Closing Obligations. In connection with the Closing, Buyers shall deliver to the Escrow Agent, the following (collectively “Buyers’ Closing Items”):

(a)     The Purchase Price;(b)     The Assignment and Assumption of Assigned Convertible Debenture, in the form attached hereto as Exhibit B, duly executed by Buyers;

(c)     The Acknowledgement, Agreement and Consent, attached as a signature page hereto; and

(d)    Any other documents reasonably required by Buyers to effect the transactions contemplated hereunder.

7.        Representation and Warranties of Borrower. Borrower hereby represents and warrant to Buyers as follows:

(a)     As of the close of business on December 8, 2010, the Outstanding Principal on the Debenture is $478,450.93 and the Accrued Interest on the Debenture is $52,629.90. ].

(b)     For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, upon execution of this Agreement, the holding period for any shares of common stock of Borrower to be issued or issuable pursuant to the Debenture tack back to the original issuance date of the Debenture, which date is August 17, 2009, so that the holding period for the Buyer is deemed to have commenced on such date.

(c)     Borrower is not now and has not been at any time during the previous two calendar years, a “shell issuer”, as described in Rule 144(i)(1) under the Securities Act of 1933, as amended, and has been current in all reports required to be filed under the Securities Exchange Act of 1934, as amended.

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(d)     Borrower expressly waives for the benefit of Buyers any rights it may have to offset, defense, counterclaim or right of rescission as to the Debenture which it may have had against Eck.

8.         Representations and Warranties of Eck. Eck hereby represents and warrants to Buyers as follows:

(a)     Eck has the full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Eck has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Eck, enforceable against Eck in accordance with its terms.

(b)     Eck is the legal and beneficial owner and holder of the Debenture and Eck has not pledged, assigned or otherwise previously transferred the Debenture. The Debenture is free and clear of any adverse claims or any liens, encumbrances, charges, etc. whatsoever.

(c)     Eck has not modified or amended the Debenture.

(d)     Eck has not taken any action or failed to take any action that would give rise to a valid offset, defense, counterclaim or right of rescission as to the Debenture.

9.         Representations and Warranties of Buyers. Each Buyer, severally and not jointly, hereby represents and warrants to Eck:

(a)     Buyer has made such examination, review and investigation of the Debenture, and of any and all facts and circumstances necessary to evaluate the Debenture it has deemed necessary or appropriate.

(b)     Buyer is acquiring the Debenture without any view either to participate in or to sell the Debenture in connection with, any public distribution thereof, and Buyer has no intention of making any distribution of the Debenture in a manner which would violate applicable securities laws; provided, however, that nothing in this Agreement shall restrict or limit in any way Buyer’s ability and right to dispose of all or part of the Debenture in accordance with such laws if at some future time Buyer deems it advisable to do so.

10.     Independent Legal Advice. All parties acknowledge and represent that:  (a) they have read this Agreement; (b) they clearly understand this Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have executed this Agreement, freely, with knowledge, and without influence or duress; (e) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; (f) they have had an opportunity to engage legal counsel and review this Agreement with such counsel, and (g) the consideration received by them has been actual and adequate.

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11.         Further Assurances. Effective upon the Closing, Borrower, Eck and Buyers each hereby covenant and agree to execute and deliver all such documents and instruments, and to take such further actions as may be reasonably necessary or appropriate, from time to time, to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

12.         Covenants of Borrower.

(a)     Borrower agrees to take such actions as may be required to immediately effectuate an increase in its number of authorized but unissued shares of common stock, as shall be required to permit the full conversion of the Debenture, together with all other debentures, warrants, options or other instruments convertible, exercisable or exchangeable into shares of common stock (the “Authorized Increase”). In furtherance of the foregoing, the Borrower shall file a preliminary proxy statement or information statement with the Securities and Exchange Commission to effectuate the increase in authorized within 30 days from the date of this Agreement. The Borrower shall take such action to effectuate the increase in authorized shares as soon as practicable. In the event the Authorized Increase is not complete within 90 days from the date of this Agreement. The Borrower shall make a cash payment to each Buyer in the amount of $1,000 per day until the Authorized Increase is effectuated.

(b)     Borrower shall issue a new Debentures to Buyers registered in the names of Buyers within three (3) business days from the date of this Agreement. Buyers shall deliver the original Debenture to Borrower in exchange for the new Debentures.

(c)     Borrower shall not authorize, sell or otherwise distribute any instruments convertible into shares of Borrowers common stock until the earlier to occur of (i) 18 months from the date of this Agreement, or (ii) the date on which the Debenture is fully converted into shares of common stock.

13.         Miscellaneous.

(a)     Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Eck, Borrower or Buyers, as the case may be, at its addresses set forth below:

If to Eck:	Jason Eck
N2570 Snake Road
Lake Geneva WI 53147

Facsimile: _877 885 1650_________________

If to Borrower:	Thrive World Wide, Inc.
638 Main Street
Lake Geneva, WI 53147
Attention:
Facsimile: __________________

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If to Buyers:	IIG Management LLC
1170 Kane Concourse, Suite 404
Bay Harbor Islands, Florida 33154
Attention: Norman Nepo
Facsimile: (305) 936-2001

Greystone Capital Partners, Inc.
2533 N. Carson Street
Carson City, Nevada 89706
Attn: Bryan Collins
Facsimile: __________________

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

(b)       No Waiver. No delay or omission by either party hereto in exercising any right or power arising from any default by the other party hereto shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by the other party hereto. No waiver of any breach of any of the covenants or conditions contained in this Agreement shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(b)       No Third Party Beneficiary. This Agreement is made for the sole benefit of Eck, Borrower and Buyers and their respective successors and permitted assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power of either party hereto or arising from any default by either party hereto.

(c)       Attorney Fees and Costs. In the event any legal action is undertaken in order to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs.

(d)       Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(e)      No Assignment to Third Party. Prior to Closing, this Agreement shall not be assigned by either party without the written consent of the other party, which consent may be withheld in such other party’s sole discretion.

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(f)      Integration; Entire Agreement. This Agreement and any documents executed in connection herewith or pursuant hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

(g)      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(h)      Legal Effect. The Debenture remains in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(i)      Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. ECK, BORROWER AND BUYER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS ADDENDUM OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

/s/ Jason Christian Eck
Jason Christian Eck

THRIVE WORLD WIDE, INC.

By:	/s/ Andrew Schenker
Name:Andrew Schenker
Title:CEO

IIG MANAGEMENT LLC

By:	/s/ Norman Nepo
Norman Nepo
Managing Member

GREYSTONE CAPITAL PARTNERS, INC.

By:	/s/ Bryan Collins
Bryan Collins
President

[Signature Page to Agreement to Assignment of Convertible Debenture]
[Signatures Continued Next Page]

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ACKNOWLEDGEMENT, AGREEMENT AND CONSENT

The undersigned hereby consents to the foregoing Agreement to Assignment of Convertible Debenture.

THRIVE WORLD WIDE, INC.

By:	/s/ Andrew Schenker
Name:Andrew Schenker
Title:CEO

[Signature Page to Agreement to Assignment of Convertible Debenture
Acknowledgement, Agreement and Consent]

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EXHIBIT A

Escrow Agreement

(attached hereto)

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Exhibit B
[Assignment and Assumption of Convertible Debenture]

ASSIGNMENT AND ASSUMPTION OF CONVERTIBLE DEBENTURE

THIS ASSIGNMENT AND ASSUMPTION OF CONVERTIBLE DEBENTURE is entered into as of December 8 , 2010, by and between Jason Christian Eck (“Assignor”), and IIG Management LLC (“Assignee”), with reference to the following facts:

A. Pursuant to that certain Agreement to Assignment of Convertible Debenture dated of even date herewith by and between Assignor, as Seller, and Assignee, as Buyer (the “Sale Agreement”), Assignee agreed to acquire 50% of a $478,450.93 principal amount convertible debenture (“Assigned Debentures”) made by Thrive World Wide, Inc. (“Borrower”) to Assignor.

B. This Assignment and Assumption is intended to reflect the assignment by Assignor to Assignee of the Assigned Debenture, as defined in the Sale Agreement and the assumption by Assignee of all obligations of Assignor with respect thereto, arising on and after the date hereof.

NOW, THEREFORE, in order to carry out the provisions of the Sale Agreement, Assignor hereby assigns to Assignee, without representation or warranty of any kind (except as specifically provided in the Sale Agreement) and without recourse, all of Assignor’s right, title and interest in and to the Assigned Debenture, and Assignee hereby agrees to assume all of Assignor’s remaining obligations, if any, with respect to the Assigned Debenture which arises on and after the date of this Assignment.

“ASSIGNOR”
Jason Christian Eck

/s/ Jason Christian Eck

“ASSIGNEE”
IIG MANAGEMENT LLC

By:	/s/ Norman Nepo
Norman Nepo
Managing Member

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ASSIGNMENT AND ASSUMPTION OF CONVERTIBLE DEBENTURE

THIS ASSIGNMENT AND ASSUMPTION OF CONVERTIBLE DEBENTURE is entered into as of December 8, 2010, by and between Jason Christian Eck (“Assignor”), and Greystone Capital Partners, Inc. (“Assignee”), with reference to the following facts:

A. Pursuant to that certain Agreement to Assignment of Convertible Debenture dated of even date herewith by and between Assignor, as Seller, and Assignee, as Buyer (the “Sale Agreement”), Assignee agreed to acquire 50% of a $478,450.93 principal amount convertible debenture (“Assigned Debenture”) made by Thrive World Wide, Inc. (“Borrower”) to Assignor.

B. This Assignment and Assumption is intended to reflect the assignment by Assignor to Assignee of the Assigned Debenture, as defined in the Sale Agreement and the assumption by Assignee of all obligations of Assignor with respect thereto, arising on and after the date hereof.

NOW, THEREFORE, in order to carry out the provisions of the Sale Agreement, Assignor hereby assigns to Assignee, without representation or warranty of any kind (except as specifically provided in the Sale Agreement) and without recourse, all of Assignor’s right, title and interest in and to the Assigned Debenture, and Assignee hereby agrees to assume all of Assignor’s remaining obligations, if any, with respect to the Assigned Debenture which arises on and after the date of this Assignment.

“ASSIGNOR”
Jason Christian Eck

/s/ Jason Christian Eck

“ASSIGNEE”
GREYSTONE CAPITAL PARTNERS, INC.

By:	/s/ Bryan Collins
Bryan Collins
President

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